   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2001


                                                  REGISTRATION NUMBER: 333-59972


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                               AMENDMENT NO. 2 TO


                                    FORM SB-2

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                              BLUEGATE CORPORATION
                 (Name of small business issuer in its charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                      6770
            (Primary Standard Industrial Classification Code Number)

                                   91-2111668
                      (I.R.S. Employer Identification No.)

   3070 Bristol Street, Suite 450, Costa Mesa, California 92626 (714) 429-2900
        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)

                          ----------------------------

                                Rowland W. Day II
                         3070 Bristol Street, Suite 450
                          Costa Mesa, California 92626
                                 (714) 429-2900
                     (Name, address, and telephone number of
                               agent for service)

                          ----------------------------

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ____________________

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum      Proposed Maximum
    Title of Each Class of           Amount to be     Offering Price      Aggregate Offering          Amount of
  Securities Being Registered       Registered(1)       Per Unit(2)             Price(2)           Registration Fee
  ---------------------------       -------------    ----------------     ------------------       ----------------

Units, consisting of one share         200,000             $ .50               $100,000               $ 25.00
of Common Stock, one Class A
Common Stock Purchase Warrant
and one Class B Common Stock
Purchase Warrant(3)

Class A Common Stock Purchase          200,000              0                         0                  0
Warrants

Common Stock(4)                        200,000             $1.00               $200,000               $ 50.00

Class B Common Stock Purchase          200,000              0                         0                  0
Warrants

Common Stock(5)                        200,000             $1.50               $300,000               $ 75.00

Common Stock(6)                        300,000             $ .50               $150,000               $ 37.50

Total                                                                          $750,000               $187.50
                                                                               ========               =======

(1) Pursuant to Rule 416, the Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable upon exercise of the Class A and Class B Common Stock Purchase Warrants pursuant to anti-dilution provisions contained therein, which shares of Common Stock are registered hereunder.

(2)  Estimated for purposes of computing the registration fee pursuant to Rule
     457.

(3) No part of the purchase price of the Units has been allocated to the Class A and Class B Common Stock Purchase Warrants.

(4) Consists of shares of Common Stock issuable upon exercise of the Class A Common Stock Purchase Warrants.

(5) Consists of shares of Common Stock issuable upon exercise of the Class B Common Stock Purchase Warrants.

(6) Consists of shares of Common Stock being offered by Selling Stockholders. Since there is presently no public market for the Common Stock, the registration fee has been calculated based on the offering price of the Common Stock contained in the Units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              BLUEGATE CORPORATION

                              Cross Reference Sheet
                    Between Items of Form SB-2 and Prospectus


       Registration Statement Item and Heading        Prospectus Caption
       ---------------------------------------        ------------------

1.     Front of Registration Statement                Outside Front Cover Page
       and Outside Front Cover Pages of
       Prospectus

2.     Inside Front and Outside Back                  Inside Front Cover Page
       Cover Pages of Prospectus

3.     Summary Information and Risk Factors           Prospectus Summary; Risk Factors

4.     Use of Proceeds                                Use of Proceeds

5.     Determination of Offering Price                Plan of Distribution

6.     Dilution                                       Dilution

7.     Selling Security Holders                       Selling Stockholders

8.     Plan of Distribution                           Plan of Distribution

9.     Legal Proceedings                              Proposed Business

10.    Directors, Executive Officers,                 Management
       Promoters and Control Persons

11.    Security Ownership of Certain                  Principal Stockholders
       Beneficial Owners and Management

12.    Description of Securities                      Description of Securities

13.    Interest of Named Experts and                  Legal Matters; Experts
       Counsel

14.    Disclosure of Commission Position              Management
       on Indemnification for Securities
       Act Liabilities

15.    Organization Within Last                       Management; Certain
       Five Years                                     Transactions

16.    Description of Business                        Proposed Business


17.    Management's Discussion and                    Proposed Business
       Analysis or Plan of Operation

18.    Description of Property                        Proposed Business

19.    Certain Relationships and Related              Related Transactions
       Transactions

20.    Market for Common Stock and                    Shares Eligible for Future Sale
       Related Stockholder Matters

21.    Executive Compensation                         Management

22.    Financial Statements                           Financial Statements

23.    Changes in and Disagreements                   Not Applicable
       with Accountants on Accounting and
       Financial Disclosure

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS                      SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2001


                              BLUEGATE CORPORATION

                                  200,000 UNITS


We are offering 200,000 units at a purchase price of $0.50 per unit. Each unit consists of one share of common stock, and one Class A and one Class B redeemable common stock purchase warrant. Each Class A warrant entitles the holder to purchase one share of common stock at a price of $1.00 until the second anniversary of the date of this prospectus. Each Class B warrant entitles the holder to purchase one share of common stock at a price of $1.50 until the second anniversary of the date of this prospectus. Our offering is being made through our president, Mr. Rowland W. Day, II, without the use of a professional underwriter or broker. We will not pay any commissions or other compensation in connection with the sale of the units.

We are what is commonly called a "blank check company," and our offering is subject to and is being conducted in accordance with Rule 419 under the Securities Act of 1933.

This is our initial public offering, and no public market currently exists for our securities.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR MORE INFORMATION.

                              Underwriting
                 Price to     Discounts and      Proceeds to the
                  Public       Commissions         the Company
                 --------     -------------      ---------------

Per Unit         $   0.50          $0               $   0.50

Total            $100,000          $0               $100,000

Our registration statement of which this prospectus is a part also covers the offer of a total of 400,000 shares of common stock underlying the Class A and Class B warrants and an additional 300,000 shares of common stock which will be offered by the selling stockholders listed on page 28. The selling stockholders will not commence their offering until after we have completed a business combination in accordance with Rule 419.

               The date of this prospectus is ____________, 2001.

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

Prospectus Summary..........................................            4

Risk Factors................................................            7

Offering Subject to Rule 419 of the Securities Act..........           10

Forward-Looking Statements..................................           12

Dilution ...................................................           12

Use of Proceeds.............................................           13

Capitalization..............................................           14

Proposed Business...........................................           15

Management..................................................           19

Certain Relationships and Related Transactions .............           21

Principal Stockholders......................................           22

Description of Securities...................................           22

Shares Eligible for Future Sale.............................           25

Plan of Distribution........................................           26

Selling Stockholders........................................           28

Legal Matters...............................................           29

Experts  ...................................................           30

Where You Can Find More Information.........................           30

Index to Financial Statements...............................          F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Until 90 days after the date the registered securities are released from the escrow account pursuant to Rule 419, all dealers effecting transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus.

                               PROSPECTUS SUMMARY

This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial data, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus.

THE COMPANY

We will seek to acquire a target business without limiting our search to any particular industry. The target business will most likely be located in the United States, although we reserve the right to acquire a target business located in a foreign jurisdiction. We will not acquire a target business unless it has a fair value, as determined by us based upon standards generally accepted by the financial community, including revenues, earnings, cash flow and book value, of at least 80% of the maximum offering proceeds, including the aggregate exercise price of all warrants included in the units being offered. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair value criteria has been satisfied, we will obtain an opinion from an investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. We have not had any contact or discussions with any entity or representatives of any entity regarding a business combination.

Our offering is being conducted in accordance with Rule 419 of the Securities Act. All of the offering proceeds and the securities purchased by investors will be deposited into an escrow account. Investors will not have access to the escrowed funds or securities until a business combination meeting specified criteria is completed. Before any proposed business combination can be completed, we are required to make a confirmation offer to each investor who will receive a new prospectus containing information about the target business and the terms and conditions of the proposed business combination. Unless we are able to complete a business combination meeting specified criteria within 18 months after the date of this prospectus, the escrowed funds will be returned to the investors, with interest, if any, and without deduction except for 10% which we are permitted to withdraw for expenses, and the escrowed securities will be returned to us.

We are a Delaware corporation. Our address is 3070 Bristol Street, Suite 450, Costa Mesa, California 92626. Our telephone number is (714) 429-2900.

THE OFFERING

We are offering 200,000 units at an offering price of $.50 per unit for total offering proceeds of $100,000. The offering is made on an "all or none" basis for a period of 90 days. Unless all 200,000 units are sold and total offering proceeds of $100,000 are received within the offering period, none of the units will be sold, and investors' subscription funds will be promptly returned with interest, if any, and without deduction. If our 200,000 units are sold within the offering period, the conditions set forth in Rule 10b-9 of the Security Exchange Act pertaining to "all or none" offerings will be deemed to have been satisfied notwithstanding that a portion of the proceeds are subsequently returned to investors who do not confirm their investment after receipt of our confirmation offer pursuant to Rule 419.

We intend to offer and sell units only to investors who reside in New York. We have not registered or qualified the units for sale in any other state of the United States and we do not currently plan to do so in the future. In addition, we intend to offer and sell units to investors who are not residents of the United

States, but only to the extent we may lawfully do so under the laws of the country where the offeree resides.

Securities offered......................................   200,000 units, at
                                                           $0.50 per unit.
                                                           Each unit consists
                                                           of one share of
                                                           common stock, one
                                                           Class A warrant
                                                           entitling the
                                                           holder to purchase
                                                           one share of common
                                                           stock at a price of
                                                           $1.00 and one Class
                                                           B warrant entitling
                                                           the holder to
                                                           purchase one share
                                                           of common stock at
                                                           a price of $1.50.
                                                           See "Description of
                                                           Securities."

Common stock outstanding prior to the offering..........   300,000 shares


Common stock to be outstanding after the offering.......   500,000 shares


Warrants to be outstanding after the offering...........   200,000 Class A
                                                           warrants and
                                                           200,000 Class B
                                                           warrants


     The number of shares outstanding immediately after the offering excludes 400,000 shares of Common Stock reserved for issuance upon exercise of the Class A and Class B warrants.


SELLING STOCKHOLDER OFFERING

The selling stockholders listed on page 28 will offer 300,000 shares of common stock which they previously acquired from us in private transactions. The selling stockholders will not commence their offering until after we have completed a business combination in accordance with Rule 419. We will not receive any proceeds from the sale of shares by the selling stockholders.

Securities offered......................................   300,000 shares
                                                           of common stock


Common stock outstanding
         Prior to the selling stockholder offering......   500,000 shares
         After the selling stockholder offering.........   500,000 shares

Warrants outstanding
         Prior to the selling stockholder offering......   200,000 Class A
                                                           warrants and 200,000
                                                           Class B warrants

         After the selling stockholder offering.........   200,000 Class A
                                                           warrants and 200,000
                                                           Class B warrants

The number of shares outstanding prior to and immediately after the selling stockholder offering includes 200,000 shares of common stock included in the units being offered in the Company offering and excludes 400,000 shares of common stock reserved for issuance upon exercise of the Class A and Class B warrants.


SUMMARY FINANCIAL DATA

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus.

                                                              SIX MONTHS ENDED
                                         FROM INCEPTION TO     JUNE 30, 2001
STATEMENT OF INCOME DATA:                  MARCH 1, 2001        (UNAUDITED)
-------------------------                -----------------    ----------------
Net revenues..........................         $     0           $      0
Net profit (loss).....................         $  (573)          $ (7,436)
Net loss per share....................         $  (.00)          $   (.03)
Common shares outstanding.............         300,000            300,000

The as adjusted column contained in the balance sheet data summarized below gives effect to our receipt of net proceeds of $100,000 from this offering and also gives effect to costs associated with the offering of approximately $14,000 which have been or will be paid from cash on hand.


                                                          JUNE 30, 2001
                                                           (UNAUDITED)
                                                      ----------------------
         BALANCE SHEET DATA:          MARCH 1, 2001   ACTUAL     AS ADJUSTED
         -------------------          -------------   ------     -----------
         Working capital                 $14,427      $6,991      $100,427
         Total assets                     15,000       7,564       101,000
         Total stockholder's equity       14,427       6,991       100,427

                                  RISK FACTORS

The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.


WE HAVE NO OPERATING HISTORY OR REVENUES AND ONLY MINIMAL ASSETS

We are a development stage company with no operating history or revenues from operations. Our efforts to date have been limited to organizational activities and this offering. We have no significant assets or financial resources. We will not generate any revenues until, at the earliest, after we complete a business combination. We cannot assure you that we can identify a suitable target business and complete a business combination or that any target business with which we combine will be successful.


ALL OF OUR OFFICERS AND DIRECTORS ARE ENGAGED IN OTHER BUSINESS ACTIVITIES AND WILL FACE CONFLICTS OF INTEREST IN ALLOCATING THEIR TIME BETWEEN OUR COMPANY AND THEIR OTHER BUSINESS AFFAIRS.

Our officers and directors are not required to devote any specific amount of time to our business. They anticipate that they each will devote their time on an "as needed" basis . Each of our officers and directors is actively involved in other business pursuits and will face conflicts of interest in allocating their time between our company and their other business affairs. Such conflicts may cause a delay in or prevent us from effecting a business combination.


WE EXPECT A CHANGE OF CONTROL AND MANAGEMENT OF OUR COMPANY AFTER A BUSINESS COMBINATION AND OUR CURRENT MANAGEMENT WILL NOT HAVE ANY POWER TO INFLUENCE THE DECISIONS OF THE COMBINED COMPANIES

In connection with a business combination, we anticipate that we will issue to the owners of the target business a number of shares of common stock representing at least a majority of the outstanding shares of our common stock. Therefore, we expect that a business combination will result in a change of control. After the change in control, the owners of the target business will have the right to appoint their own officers and directors, and our current management will have no ability to influence the future decisions of the combined companies. We cannot assure you that our new management will have all the necessary skills, qualifications or abilities to successfully manage the combined companies.


After a change in control, our current management will not have any power to seek a market listing for the stock of the combined companies or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support requirements as a condition of a business combination or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.


THERE IS NO PUBLIC MARKET FOR OUR SECURITIES AND IF A MARKET NEVER DEVELOPS YOU MAY BE UNABLE TO SELL YOUR SHARES

There is currently no public market for our securities and none will develop prior to the completion of a business combination. There can be no assurance that a public market for our securities will develop following the completion of a business combination or, if a market does develop, that it will be sustained. The absence of a public market could make it difficult or impossible for you to find a buyer for your shares and liquidate your investment in Bluegate. There are no plans, proposals, arrangements or understandings with any potential market makers regarding their participation in the future public market, if any, for our securities.

THE STOCK OF THE COMBINED COMPANIES IS LIKELY TO BE SUBJECT TO THE PENNY STOCK REGULATIONS, WHICH MAY DISCOURAGE BROKERS FROM EFFECTING TRANSACTIONS IN THE STOCK.

Under applicable SEC regulations, shares of stock that (a) are issued by a company with less than $5,000,000 in net tangible assets; and (b) have a market price of less than $5 per share; and (c) are not included in the Nasdaq system or listed on a stock exchange, are classified as "penny stock." The penny stock regulations impose significant restrictions on brokers who sell penny stock to persons other than established customers and accredited investors. The stock of the combined companies is likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in the stock. This would decrease market liquidity, adversely affect market price and make it difficult for you to use the stock of the combined companies as collateral.

IF YOU CONFIRM YOUR INVESTMENT, YOU WILL PAY A CASH PRICE FOR EACH OF THE SHARES INCLUDED IN THE UNITS THAT IS MUCH HIGHER THAN THE CASH PRICE PAID BY OUR CURRENT STOCKHOLDERS.

Our current stockholders paid $.05 per share for the 300,000 shares owned by them. If you confirm your investment and we complete a business combination, you will pay $.50 for each unit purchased in our offering, an amount that is approximately ten times greater than the price paid by our current stockholders. See "Dilution" for more detailed information regarding the dilution you will incur.

YOU WILL NOT HAVE ACCESS TO YOUR FUNDS FOR UP TO 18 MONTHS

All of the funds we receive from each investor, except for 10%, which we are permitted to withdraw pursuant to Rule 419, will be held in an escrow account for up to 18 months after the date of this prospectus pending our completion of a business combination. An investor will not have access to the remaining funds during the escrow period. Each investor's proportionate share of the remaining funds will be returned to him only if:

o the investor does not confirm his investment after we have agreed to acquire a target business and the investor receives a new prospectus containing information about the target business and the terms and conditions of the proposed business combination; or

o we fail to complete a business combination with a target business within 18 months after the date of this prospectus.

YOU WILL NOT HAVE ACCESS TO AND ONLY LIMITED RIGHTS TO TRANSFER YOUR SECURITIES FOR UP TO 18 MONTHS

All of the securities purchased in the offering will be held in an escrow account for up to 18 months after the date of this prospectus pending our consummation of a business combination. Investors will not have access to their securities during the escrow period or the right to transfer or dispose of them except by will or pursuant to the laws of intestacy, a qualified domestic relations order or the Employee Retirement Income Security Act. Each investor's securities will be released from escrow and delivered to him only if:

o the investor confirms his investment after we enter into an agreement to acquire a target business and the investor receives a new prospectus containing information about the target business and the terms and conditions of the proposed business combination; and

o we complete a business combination with a target business within 18 months after the date of this prospectus.

IF YOU EXERCISE WARRANTS DURING THE ESCROW PERIOD YOU WILL NOT HAVE ACCESS TO THE EXERCISE PRICE OR TO THE SHARES YOU PURCHASE FOR UP TO 18 MONTHS.

If investors exercise their warrants during the escrow period, the exercise price paid and the shares purchased will be held in escrow for up to 18 months after the date of this prospectus pending our consummation of a business combination. During the escrow period, investors who exercise their warrants will not have access to the exercise price, nor will they have access to their shares or the right to transfer or dispose of them except by will or pursuant to the laws of intestacy, a qualified domestic relations order or the Employee Retirement Income Security Act.




WE MAY REDEEM OUR WARRANTS FOR NOMINAL CONSIDERATION AND WARRANTHOLDERS MAY BE UNABLE TO SELL OR EXERCISE THEM.

We may redeem the warrants for $.001 each upon 30 days' prior notice, if the closing bid price of our common stock for any twenty consecutive trading days ending within ten days of the notice of redemption exceeds the exercise price of any class of warrant by $.50. If there is no current registration statement or if the warrants and underlying shares are not registered in the state of residence of the warrantholder, the warrants may not be exercised and would expire worthless or would have to be redeemed for nominal consideration. We have not registered or qualified the warrants or the underlying shares of common stock for sale in any state of the United States other than New York and we do not currently plan to do so in the future.

WE MAY NEVER COMPLETE A BUSINESS COMBINATION AND YOU MAY NEVER BE ISSUED YOUR SECURITIES, IF A SUFFICIENT NUMBER OF INVESTORS DO NOT CONFIRM THEIR INVESTMENTS.

A business combination with a target business cannot be completed unless a sufficient number of investors elect to reconfirm their investments. If, after completion of the confirmation offering, a sufficient number of investors, do not confirm their investment, the business combination will not be completed. In such event, none of the securities held in escrow will be issued, and the escrowed funds, less 10% which we are permitted to withdraw prior to the confirmation offering pursuant to Rule 415 will be returned to investors, with interest, if any.

               OFFERING SUBJECT TO RULE 419 OF THE SECURITIES ACT

We are what is commonly referred to as a "blank check company" because we are in the development stage and our business objective is to effect a business combination with an operating business. Consequently, our offering is subject to and is being conducted in accordance with Rule 419 of the Securities Act.

Rule 419 requires that the offering proceeds and the securities purchased by investors be deposited into an escrow account containing specified terms and conditions. Investors will not have access to the escrowed funds or securities during the escrow period. We may withdraw 10% of the funds from escrow for expenses.

Under Rule 419, the remaining escrowed funds can be released to us and the escrowed securities can be released to the investors only after the following conditions have been satisfied:

o we have entered into an agreement to effect a business combination with a target business that has a fair value of at least $480,000, which represents 80% of the maximum offering proceeds, including the aggregate exercise price of all of the warrants included in the units.

o we have filed a post-effective amendment to our registration statement that contains information about:

     o    the results of our offering;

     o    the use of the funds withdrawn by us from the escrow account;

     o    the terms of the confirmation offer to investors required by Rule 419;
          and

     o the proposed target business, including its audited financial statements, and the terms and conditions of the business combination.

o we have commenced the confirmation offering to the investors within five business days after the post-effective amendment becomes effective by sending them a copy of the prospectus included in the post-effective amendment which, in addition to other specified information, provides that:

     o each investor has not less than 20 or more than 45 business days after the post-effective amendment becomes effective to notify us, in writing, that the investor confirms his or her investment;

     o unless we receive written notice from an investor within the confirmation offering period confirming his or her investment, that investor's escrowed funds with interest, if any, and without deduction, except for 10% withdrawn by us, will be returned to him or her and that investor's escrowed securities will be returned to us;

     o unless investors who purchased 80% or more of the units sold in the offering confirm their investment, the proposed business combination will not be consummated; and

     o unless the proposed business combination is consummated within 18 months after the date of this prospectus, the escrowed funds with interest, if any, and without deduction, except for 10% withdrawn by us, will be promptly returned to the investors and the escrowed securities will be returned to us.

o we have provided the escrow agent with our written representation and other evidence acceptable to the escrow agent that the following requirements of Rule 419 have been met:

     o We entered into an agreement to complete a business combination with a target business that has a fair value of at least $480,000;

     o We filed a post-effective amendment to our registration statement containing specified information about the results of our offering, the terms of the confirmation offering to the investors required by Rule 419, the target business and the terms and conditions of the business combination;

     o We commenced the confirmation offering to the investors within five business days after the post-effective amendment became effective by sending them a copy of the prospectus included in the post-effective amendment;

     o Investors who purchased 80% or more of the units confirmed their investment; and

     o We consummated a business combination with a target business that has a fair value of at least $480,000.

     Accordingly, we have entered into an escrow agreement with Corporate Stock Transfer, Inc. as escrow agent, which provides that:

          o The offering proceeds are to be deposited and held in an escrow account established at and maintained by the escrow agent with Key Bank National Association, World Trade Center Branch, Denver, Colorado, as escrow holder. Rule 419 permits 10% of the deposited funds to be released to us prior to the confirmation offering and we intend to release these funds. The deposited funds and any dividends or interest thereon are to be held for the sole benefit of the investors and can only be invested in insured bank deposits, open-end money market mutual funds, or short-term U.S. Government securities.

          o All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. The names of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their name. The deposited securities held in the escrow account may not be transferred or disposed of other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

          o Warrants held in the escrow account may be exercised in accordance with their terms but the securities received upon exercise together with any cash or other consideration paid in connection with the exercise must be promptly deposited into the escrow account.

          o The deposited funds will be released to us and the deposited securities will be released to the investors only after the escrow agent has received a signed representation from us and any other evidence acceptable to the escrow agent that: we entered into an agreement to acquire a target business with a fair value of at least $480,000; we filed the required post-effective amendment to our registration statement and within five business days after it became effective we commenced our confirmation offering to the investors; investors who purchased at least 80% of the units confirmed their investment; and we completed the business combination with the target business.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or "opportunity," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations.

                                    DILUTION

Our net tangible book value as of June 30, 2001 was $6,991, or $.02 per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding on June 30, 2001. The public offering price of $0.50 per unit, each unit consisting of one share of common stock and one Class A and one Class B warrant, represents both gross and net proceeds per share as all costs associated with the offering are being paid from cash on hand. After giving effect to the sale of units in this offering and to costs associated with the offering, our pro forma net tangible book value at June 30, 2001 would have been $100,427 or $.20 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $.18 per share to existing shareholders and an immediate dilution of $.30 per share to new investors purchasing units in this offering. That is, after the sale of units in this offering, the excess of our tangible assets over our liabilities on a per share basis will be less than the purchase price paid for units by investors in this offering.

The following table illustrates this per share dilution.

Public offering price per unit .................................       $0.50
         Pro-forma net tangible book value per share as of
         June 30, 2001..........................................       $0.02
         Increase in pro forma net tangible book value
         per share attributable to new investors purchasing
         units in this offering.................................        0.18

Pro-forma net tangible book value per share after the sale
of units in this offering.......................................        0.20

Dilution per share to new investors.............................       $0.30
                                                                       =====

The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors purchasing units in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the units by the public investors as compared to the total consideration paid by our present stockholders.

                                                   Approximate                                  Approximate
                                                   Percentage                                   Percentage
                                 Shares           Total Shares              Total                  Total
                                Purchased          Outstanding          Consideration          Consideration
                                ---------         ------------          -------------          -------------

New Investors                 200,000                40%                 $100,000                  87%

Existing Shareholders         300,000*               60%                 $  15,000                 13%

----------------

* We sold 300,000 shares of common stock prior to the offering at $.05 per share in private transactions. These shares are being registered for sale by the selling stockholders listed on page 28.

                                 USE OF PROCEEDS

Both gross and net proceeds from the sale of units in this offering will be $100,000 as all costs associated with the offering have been or will be paid from cash on hand. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934, all of the offering proceeds from the sale of units must be placed in escrow until all of the units are sold. After all of the units are sold, we intend to withdraw $10,000, representing 10% of the escrowed funds, from the escrow account to pay expenses as permitted under Rule 419.

The following table summarizes the use of proceeds from this offering.

                                                                Percentage
                                                              of net proceeds
                                                   Amount     of the offering
                                                   ------     ---------------

Proceeds placed in Rule 419 escrow pending
  business combination                             $90,000          90%

Proceeds withdrawn by us from Rule 419
escrow used to pay expenses, including
legal fees and accounting fees, incurred
in negotiating a business combination,
making a confirmation offering to
investors and completing a business
combination                                        $10,000          10%

In the event we need more than $10,000 to pay expenses incurred in negotiating a business combination, making a confirmation offering to investors, and completing a business combination, our management may, but is not obligated to, advance any additional funds required. We have not entered into any agreements or made any arrangements to borrow any funds from our management. If we do borrow any funds from management, the loans will be non-interest bearing, unsecured and repayable only upon release of funds from escrow following the completion of a business combination.

Upon the completion of a business combination, a portion of the funds released from escrow may be used to repay loans from management, if any, or to pay legal fees, accounting fees and other similar expenses incurred by us in connection with the business combination and our confirmation offering to investors. The balance of the funds will be used by the post-business combination management at its sole discretion. Except for repayment of loans from management, if any, none of the funds released from escrow will be received by our present management. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative may be changed.

Offering proceeds will be deposited and held in an escrow account established at and maintained by Corporate Stock Transfer, Inc., as escrow agent, with Key Bank National Association, World Trade Center Branch, Denver, Colorado, as escrow holder, pending completion of a business combination in compliance with Rule
419. The funds held in the escrow account may be invested in insured bank deposits, open-end money market mutual funds or in short-term U.S. Government securities. The escrow agent has no other present or intended relation to us.

                                 CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2001, and on a pro forma basis to give effect to the net proceeds from the sale of 200,000 units in the offering.

                                                   June 30, 2001
                                                   -------------
                                               Actual      Pro-Forma
                                               ------      ---------

Stockholders' equity:
Common stock, $.0001 par value;
authorized 50,000,000 shares,
issued and outstanding
300,000 shares;                              $     30       $     50


Preferred stock, $.0001 par value;
authorized 5,000,000 shares, issued and
outstanding -0-.

Additional paid-in capital                   $ 14,970       $114,950*

Deficit accumulated during
  the development period                     $(8,009)        (14,573)**

Total stockholders' equity                   $  6,991       $100,427

--------------------

*    Assumes net proceeds of $100,000

** Offering expenses aggregating approximately $14,000 are being paid from funds raised in the initial sale of 300,000 shares of our common stock for $15,000

                                PROPOSED BUSINESS

INTRODUCTION

We were formed in May 2000 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with an operating business. To date, our efforts have been limited to organizational activities and this offering.

We intend to use the proceeds of this offering, our equity securities, or a combination thereof, in completing a business combination with a target business which we believe has significant growth potential. We have not selected any particular industry or target business on which to concentrate our efforts. Because of our limited resources, we expect we will have the ability to complete only one business combination. We may complete a business combination with a target business which may be financially unstable or in its early stages of development or growth.

Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of the business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable statutes, for all stockholders and other benefits.

"BLANK CHECK" OFFERING

We are what is commonly referred to as a "blank check company" because our management has broad discretion with respect to the specific application of the net proceeds of this offering. Although 90% of the proceeds of the offering are intended to be used to complete a business combination, the proceeds are not otherwise designated for any specific purposes. Investors will have an opportunity to evaluate the specific merits or risks of only the business combination our management decides to enter into.

UNSPECIFIED INDUSTRY AND TARGET BUSINESS

We will seek a target business without limiting our search to a particular industry. Most likely, the target business will be located in the United States, but we reserve the right to select a target business located in a foreign jurisdiction. If we effect a business combination with a target business operating in a foreign jurisdiction, we may face the additional risks of language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers. Furthermore, due to our limited resources, it may be difficult to fully assess these additional risks. Therefore, a business combination with a target business in a foreign jurisdiction may increase the risk that we will not achieve our business objectives.

We may select a target business which has recently commenced operations, is a developing company in need of additional funds for expansion, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Accordingly, any target business that is selected may be financially unstable or in its early stage of development or growth without any established history of sales or earnings. In that event, we will be subject to significant risks inherent in the business and operations of financially unstable or development stage companies. In addition, to the extent we complete a business combination with an entity in an industry characterized by a high level of risk, we will be subject to the currently unascertainable risks of that industry. Although our management will endeavor to identify and evaluate all significant risks pertaining to a particular target business, there can be no assurance that we will properly identify and assess all significant risks.

We will not effect a business combination with a target business unless the fair value of such business is at least $480,000, which represents 80% of the maximum offering proceeds, including the aggregate exercise price of all of the warrants included in the units, at the time of completion of such business combination. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair value test has been satisfied, we will seek to obtain an opinion from an investment banking firm that is a member in good standing of the NASD with respect to the satisfaction of such criteria. We have not had any contact or discussions with representatives of any target business regarding a possible business combination.

LACK OF DIVERSIFICATION

Our management anticipates that we may be able to complete only one business combination, due to our limited resources and the likelihood that the owners of the target business will obtain a controlling interest in us. Our inability to diversify our operations may subject us to economic fluctuations within a particular industry or business and increase the risks associated with the target business.

EVALUATION OF BUSINESS COMBINATIONS

We do not intend to advertise or promote ourselves to potential target businesses. Instead, our management intends to actively search for potential target businesses among their colleagues and associates. None of our officers or directors has had any preliminary contact or discussions with any representative of any prospective target business regarding a possible business combination with us.

Our officers and directors will evaluate or supervise the evaluation of prospective target businesses. None of our officers and directors is a professional business analyst. Potentially available business combinations may occur in many different industries and with businesses in various stages of development, all of which will make the task of comparative investigation and analysis of prospective target businesses extremely difficult and complex. In evaluating a prospective target business, our management will consider, to the extent relevant to the specific target business, a number of factors, none of which may be determinative or provide any assurance of success. These factors may include:

o    experience and skill of management of the target business

o    capital requirements of the target business

o    competitive position of the target business

o    stage of development of the target business

o    growth potential of the target business

o degree of current or potential market acceptance of the products or services of the target business

o proprietary features and intellectual property rights of the target business

o    financial statements of the target business

The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular target business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a business combination consistent with our business objectives. In connection with its evaluation of a prospective target business, management anticipates that it will conduct a due diligence review which will encompass, among other things, meeting with management and inspection of facilities, as well as a review of financial, legal and other information which will be made available to us.

We anticipate that any business combination will present certain risks. We anticipate that many of the target businesses which will be available to us may be financially unstable, or in their early stage of development or growth without any established history of sales or earnings. Therefore, the risk exists that even after the completion of a business combination and the related expenditure of the proceeds of our offering, and proceeds, if any, from warrant exercise, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. There can be no assurance that we will be able to select a business combination candidate that will ultimately prove to be beneficial to us and our stockholders.

STRUCTURE OF BUSINESS COMBINATION

In implementing a structure for a particular business combination, we may acquire or merge with a target business. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including purchasers in the offering. In all likelihood, the owners of the target business will be offered and obtain a controlling interest in us. We have not established any guidelines as to the amount of control we will offer to the owners of a prospective target business, since this issue will depend to a large degree on the economic strength and desirability of each candidate, and the corresponding relative bargaining power of the parties. In addition, a majority or all of our directors and officers will probably resign and be replaced by management of the target business upon completion of the business combination.

Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

We will not acquire or merge with any target business in which our management or their affiliates or associates serve as officers or directors or have an ownership interest. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

In the event of a successful acquisition or merger, a finder's fee, in the form of cash and/or our securities, may be paid to persons instrumental in facilitating the transaction. A finder's fee would only be payable upon completion of the proposed business combination, and management does not contemplate any other arrangement at this time. We have not entered into or negotiated any finder's fee arrangement with any person at this time.

COMPETITION

We will remain a minor participant among the firms which engage in business combinations. Many established venture capital and financial concerns have significantly greater financial and personnel resources and technical expertise than we have. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to most of our competitors. We will also be competing with a number of other public blank check and shell companies.

REGULATION

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

EMPLOYEES

We presently have no employees. Our executive officers are engaged in outside business activities and they anticipate that they each will devote their time to our business on an "as needed" basis. The amount of time devoted to our business may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation with a business combination candidate.

FACILITIES

We are presently using the offices of Tressler, Soderstrom, Maloney & Priess, 3070 Bristol Street, Suite 450, Costa Mesa, California as our office. Pursuant to an oral agreement, we will use these offices at no cost only until the completion of a business combination. We presently do not own or lease any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of the offering.

                                   MANAGEMENT

Our officers and directors are as follows:

                Name                   Age           Position
                ----                   ---           --------

       Rowland W. Day II               46      President, Chief Financial
       3070 Bristol St., Suite 450             Officer and Director
       Costa Mesa, CA  92626

       Calvin Fox                      80      Secretary and Director
       71-171 Sunnylane
       Rancho Mirage, CA  92270

---------------

All directors hold office until the next annual meeting of stockholders and their successors have been elected and qualified.

Mr. Rowland W. Day, II is a founder of Bluegate and has served as President, Chief Financial Officer and a member of our board of directors since inception. It is presently anticipated that Mr. Day will continue to serve as an officer and director of Bluegate until we complete a business combination. Mr. Day has been actively engaged in the practice of law for 19 years. He is a member of the California Bar

Association and practices in the area of corporate law. Rowland W. Day II has been a partner in the law firm of Tressler, Soderstrom, Maloney & Priess since November 1, 2000. From 1992 to November 1, 2000, Mr. Day was a principal of the law firm of Day & Campbell LLP and its predecessor. Mr. Day served as interim co-chief executive officer of Bikers Dream, Inc., a publicly held motorcycle manufacturing company, on a part-time basis from September, 1996 to June, 1997 while the company was searching for a new full time chief executive officer to fill the vacancy created by the resignation of its prior chief executive officer. Mr. Day is a 1982 graduate of Whittier College of Law and a 1979 graduate of California State University at Fullerton.

Mr. Fox is a founder of Bluegate and has served as Secretary and a member of our board of directors since inception. It is presently anticipated that Mr. Fox will continue to serve as an officer and director of Bluegate until we complete our business combination. Mr. Fox has been an investment banker, venture capitalist and independent consultant since 1948. From September, 1994 to September, 1999, Mr. Fox served as chief executive officer of Actiontrac, a computer consulting business. Actiontrac filed a petition in bankruptcy and was subsequently liquidated. Since September, 1999, Mr. Fox has been acting as an independent business consultant. Mr. Fox is a 1942 graduate of New York University with a degree in business and finance.

Our officers and directors are engaged in outside business activities and are not required to devote any specific amount of time to our business. They anticipate that they each will devote their time to our business on an "as needed" basis. The amount of time devoted to our business may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiations with a business combination candidate.

MANAGEMENT'S PRIOR INVOLVEMENT IN SHELL TRANSACTIONS.

None of our officers or directors has ever been involved in a blank check company that conducted a public offering pursuant to Rule 419 or in any private blank check company. For the past five years, none of our officers or directors has been involved as an officer, director or principal shareholder of a corporation, public or private, that, at the time of such involvement, was a shell company.

REMUNERATION

None of our officers or directors has received or will receive any cash or other compensation for services rendered by them in such capacity. Our management does not intend to receive any compensation from the owners of any acquired target business.

EMPLOYMENT AGREEMENTS

We have not entered into any written or oral employment agreement with any of our officers or directors.

CONFLICTS OF INTEREST

In order to minimize potential conflicts of interest relating to non arms-length transactions, we have adopted a policy that (1) we will not merge with or acquire any target business in which our officers or directors, or their affiliates or associates, serve as officers or directors, or have an ownership interest, (2) none of these persons will receive any finder's fees for introducing a prospective target business to us, and (3) our officers and directors will not negotiate or otherwise consent to the purchase of their respective common stock as a condition to or in connection with a proposed business combination with a target business, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. This policy is based on an oral agreement with our management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

Our officers and directors may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional conflicts of interest may arise in the future with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

STATEMENT AS TO INDEMNIFICATION

Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under our certificate of incorporation and by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf.

We have been informed that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the organization of Bluegate, Messrs. Rowland W. Day II and Calvin Fox, each of whom may be deemed to be a "promoter" of Bluegate as that term is defined in Rule 12b-2 of the Securities Exchange Act, purchased 106,250 shares and 50,000 shares, respectively, of our common stock at a price of $.05 per share in cash.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the units in the offering, by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock;
(ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

                                     Shares of
                                    Common Stock            Percent of       Percent of
     Name/Address                   Beneficially            Class Owned      Class Owned
     of Beneficial                  Owned Before              Before            After
         Owner                        Offering               Offering         Offering
     -------------                  ------------            -----------      -----------

Rowland W. Day II                     106,250(1)              35.42%           21.25%
3070 Bristol Street, Suite 450
Costa Mesa, CA 92626

Tressler, Soderstrom,                  75,000(2)              25.00%           15.00%
Maloney & Priess
Sears Tower, 22nd Floor
233 South Wacker Drive
Chicago, Illinois 60606

Caldwell R. Campbell                   56,250(3)              18.75%           11.25%
3070 Bristol Street, Suite 450
Costa Mesa, CA 92626

Calvin Fox                             50,000                 16.67%           10.00%
71-171 Sunnylane
Rancho Mirage, CA 92270

All officers and directors            156,250(1)              52.09%           31.25%
as a group (2 persons)

--------

(1) Does not include 75,000 shares owned by Tressler, Soderstrom, Maloney & Priess, the Company's legal counsel, of which firm Mr. Day is a partner.

(2) Pat Maloney, Howard Priess and Dan Formeller, have voting power and investment power with respect to the shares held by Tressler, Soderstrom, Maloney & Priess. Messrs. Maloney, Priess and Formeller are partners of Tressler, Soderstrom, Maloney & Priess and none of them have voting or investment power with respect to any other shares of our stock.

(3) Does not include 75,000 shares owned by Tressler, Soderstrom, Maloney & Priess, the Company's legal counsel, of which firm Mr. Campbell is a partner.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 50,000,000 shares of common stock, $.0001 par value per share, of which 300,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the holder at meetings of our stockholders.

Holders of our common stock

o have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

o do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

All shares of our common stock which are part of the units, or which underlie the warrants, will be fully paid and non-assessable when issued. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Upon completion of the offering, the present officers and directors and present stockholders will beneficially own 60% of the outstanding shares of our common stock.

PREFERRED STOCK

We may issue up to 5,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

REDEEMABLE COMMON STOCK PURCHASE WARRANTS

The warrants, which are part of the units, are exercisable for a period of two years commencing from the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock. The Class A Warrants are exercisable at $1.00 per share and the Class B Warrants are exercisable at $1.50 per share. The common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable. The warrants will be subject to redemption, at any time, for $0.001 per warrant, upon 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which the common stock trades, exceeds the exercise price of the warrant by $.50 per share for any 20 consecutive trading days ending within ten days prior to the date of the notice of redemption.

The warrants can only be exercised when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, warrantholders will be unable to exercise them and they may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrantholder resides, such holder might not be permitted to exercise any warrants. We have not registered or qualified the warrants or the underlying shares of common stock for sale in any state other than New York and we do not currently plan to do so in the future.

We will deliver warrant certificates representing one Class A and one Class B warrant for each unit purchased immediately upon their release from escrow. Warrantholders may exchange their warrant certificates for new certificates of different denominations, and may exercise or, subject to the limitations on transfer of warrants held in escrow described in Risk Factors, transfer their warrants. Warrantholders may sell their warrants if a market exists rather than exercise them. However, we can offer no assurance that a market will develop or continue in the warrants. If we are unable to qualify the shares underlying the warrants for sale in certain states, holders of the warrants in those states will have no choice but either to sell their warrants or allow them to expire.

Warrantholders may exercise their warrants by surrendering the warrant certificate, with the form of election properly completed and executed, together with payment of the exercise price, to us or the warrant agent. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the number of unexercised warrants.

Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of our common stock and would result in a dilution of the percentage ownership of then existing stockholders. The terms upon which we may obtain additional capital may be adversely affected through the period in which the warrants remain exercisable. Warrantholders may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than the exercise price of the warrants.

In the event that we call the warrants for redemption, warrantholders may not be able to exercise their warrants if we have not updated the prospectus in accordance with the requirements of the Securities Act or the warrants and underlying shares of common stock have not been qualified for sale under the laws of the state where the warrantholder resides. In addition, a call for redemption could force the warrantholder to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value.

FUTURE FINANCING

In the event the proceeds of the offering are not sufficient to enable us successfully to fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering and the possibility for additional funding through warrant exercise will be sufficient and therefore do not expect to issue any additional securities before we complete a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan. If we require additional financing, there is no guarantee that financing will be available to us or, if available, that such financing will be on acceptable terms.

REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

DIVIDENDS

We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the pursuit of an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is confirmed by our stockholders. However, we can give no assurance that after we complete a business combination, we will have earnings or pay dividends.

TRANSFER AGENT AND WARRANT AGENT

We have appointed Corporate Stock Transfer, Inc. as transfer agent for our shares of common stock and warrant agent for our warrants.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this offering we will have 500,000 shares of common stock outstanding. All of the 300,000 presently outstanding shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering.

The SEC has taken the position that the restricted securities of a blank check company cannot be resold pursuant to Rule 144 despite technical compliance with that Rule, but can only be resold through a registered offering.


All of the 300,000 presently outstanding shares of common stock have been registered for resale by the selling stockholders listed on page 28. However, the selling stockholders have agreed not commence their offering until after we have completed a business combination in accordance with Rule 419.


Prior to this offering, there has been no public market for the common stock and no prediction can be made as to the effect, if any, that actual or possible market sales of shares of common stock by the selling stockholders will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

                              PLAN OF DISTRIBUTION

CONDUCT OF THE OFFERING

We are offering to sell 200,000 units at $.50 per unit on an "all or none basis" for a period of 90 days after the date of this prospectus. The units will be offered and sold by our president, Rowland W. Day, II without the use of a professional underwriter or broker. We will not pay any commissions or other compensation in connection with the sale of the units.

Mr. Day will distribute prospectuses related to the offering. We estimate that he will distribute approximately 25 to 50 prospectuses, limited to acquaintances, friends and business associates. Although Mr. Day is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

o he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of the units;

o    he will not be compensated in connection with the sale of the units;

o he will be not an associated person of a broker or dealer at the time of his participation in the sale of the units; and

o    he will restrict his participation to the following activities:

     o preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

     o responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

     o performing ministerial and clerical work involved in effecting any transaction.

As of the date of the prospectus, we have not retained a broker in connection with the sale of the units. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

We intend to offer our units for sale in the State of New York. We have not registered or qualified the units for sale in any other state of the United States and we do not currently plan to do so in the future. We also intend to offer and sell units to persons who are not residents of the United States, but only to the extent we may lawfully do so under the laws of the country where the offeree resides.

We will not approach or permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to completion of a business combination and confirmation by our stockholders of the acquisition. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the units, shares or warrants. Our investors shall make their own decisions regarding whether to hold or sell their securities. We will not exercise any influence over investors' decisions.

TERMS OF THE OFFERING

The units are being offered on an "all or none" basis. Thus, unless all 200,000 units are sold, none will be sold. The offering commenced on the date of this prospectus and will end the earlier of the receipt of subscriptions for 200,000 units or 90 days after the date of the prospectus. All funds received from subscribers will be deposited and held in an escrow account established at and maintained by Corporate Stock Transfer, Inc., as escrow agent, with Key Bank National Association, World Trade Center Branch, Denver, Colorado, as escrow holder. If all 200,000 units are sold within the offering period, the conditions set forth in Rule 10b-9 of the Securities Exchange Act pertaining to "all or none" offerings will be deemed to have been satisfied not withstanding that a portion of the proceeds are subsequently returned to investors who do not confirm their investment after receipt of our confirmation offer pursuant to Rule 419. If all 200,000 units are not sold within the 90 days offering period, all subscription funds and interest thereon, if any, will be returned promptly to the subscribers without deduction, penalty or expense.

If all 200,000 units have been sold within the offering period, we will deposit into the escrow account share certificates and warrant certificates issued in the names of each of the investors for the number of units purchased by them. We may withdraw 10% of the funds from the escrow account for expenses, but the remaining escrowed funds and the escrowed securities will continue to be held in the escrow account for up to 18 months after the date of the prospectus.


If investors exercise their warrants during the escrow period, the exercise price paid and the shares purchased will be held in the escrow account for up to 18 months after the date of this prospectus pending our completion of a business combination. The warrant exercise price will be returned to an investor only if the investor does not confirm his investment after he receives a new prospectus containing information about the target business and the terms and conditions of the proposed business combination or if we fail to complete a business combination in compliance with the requirements of Rule 419 within 18 months after the date of this prospectus. The shares purchased by an investor upon exercise of his warrants will be delivered to him only if the investor confirms his investment after he receives a new prospectus containing information about the target business and the terms and conditions of the proposed business combination and we complete a business combination in compliance with the requirements of Rule 419 within 18 months after the date of this prospectus.


Unless we complete a business combination in compliance with the requirements of Rule 419 within 18 months after the date of the prospectus, the remaining escrowed funds with interest, if any, and without deduction, except for the 10% withdrawn by us, will be promptly returned to the investors and the escrowed securities will be returned to us. Before any proposed business combination can be completed, we are required under Rule 419 to make a confirmation offer to each investor who will receive a new prospectus containing information about the target business and the terms and conditions of the proposed business combination. Unless we receive written notice from an investor within the specified confirmation offering period confirming his or her investment, that investor's escrowed funds with interest, if any, and without deduction except for 10% withdrawn by us, will be returned to him or her and that investor's escrowed securities will be returned to us. See "Offering Subject to Rule 419 of the Securities Act" for additional information regarding the requirements of Rule 419.

METHOD OF SUBSCRIBING

Investors may subscribe for units by filling in and signing the subscription agreement which accompanies this prospectus and delivering it to us prior to the date the offering expires. Subscribers must pay $0.50 per unit by check or wire transfer payment payable in United States dollars to "Corporate Stock Transfer as Escrow Agent for Bluegate Corporation."

ARBITRARY DETERMINATION OF OFFERING PRICE

The initial offering price of $.50 per unit has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

o    The lack of operating history;

o    The proceeds to be raised by the offering;

o The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders; and

o    The current market conditions in the over-the-counter market.

                              SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock by the selling stockholders as of the date of the prospectus and as adjusted to reflect the sale of the shares.

                                                                                Shares Beneficially Owned
                                                                                      After Offering
                                                        Maximum Number of         (Assuming Sale of All Shares
                                 Number of Shares       Shares to Be Sold       Covered by this Prospectus)(1)
                                Beneficially Owned      Pursuant to this        ------------------------------
Name                             Prior to Offering         Prospectus           Number              Percent(2)
----                            ------------------      -----------------       ------              ----------

Rowland W. Day II (3)                 106,250                106,250               0                     0

Tressler, Soderstrom,
Maloney & Priess (4)                  75,000                 75,000                0                     0

Caldwell R. Campbell                  56,250                 56,250                0                     0

Calvin Fox (5)                        50,000                 50,000                0                     0

Georgette Mathers                      6,250                  6,250                0                     0

Gayle Rose                             6,250                  6,250                0                     0

TOTAL                                 300,000                300,000               0                     0

(1) Assumes the sale of all shares offered by the selling stockholders hereunder. There can be no assurance that any of the selling stockholders will sell any or all of the shares of common stock offered by them hereunder.

(2) Based on 500,000 shares outstanding, including the shares contained in the units but excluding the shares underlying the Class A and Class B warrants.

(3)  Mr. Day is our president and a member of our board of directors.

(4) Tressler, Soderstrom, Maloney & Priess is our legal counsel. Messrs. Rowland W. Day II and Caldwell R. Campbell are members of the firm.

(5)  Mr. Fox is our corporate secretary and a member of our board of directors.

A total of 300,000 of the shares covered by this prospectus are being registered on behalf of the selling stockholders. The selling stockholders will not commence their offering until after we have completed a business combination in accordance with Rule 419. Before we complete a business combination and the selling shareholders commence their offering, we will update this prospectus to disclose the information specified in Rule 419(e)(l), including financial and other information about the target business and the terms and conditions of the business combination. The shares being registered on behalf of the selling stockholders will be offered and sold by them for their own accounts. We will not receive any of the proceeds from the sale of shares by the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of these shares, including legal and accounting fees. The selling stockholders will bear all brokerage commissions and any similar selling expenses attributable to the sale of these shares.

The selling stockholders may offer and sell these shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders. Sales may be made directly to purchasers or to or through broker-dealers which may act as agents or principals. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

The selling stockholders and any broker-dealers acting in connection with the sale of the shares by the selling stockholders hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Act, and any commissions received by broker-dealers and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Act. Certain selling stockholders may have a relationship with us beyond that of a stockholder. The selling stockholders and the nature of these relationships are indicated in the selling stockholder table beginning on page 28 of this prospectus.

Because the selling stockholders may be deemed to be "underwriters," we have informed them of the need for delivery of copies of this prospectus. We have also informed the selling stockholders that the anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934, as amended, may apply to their sales in the market and have furnished each selling stockholder with a copy of these rules.

Upon our being notified by a selling stockholder that any material agreement or arrangement has been entered into with an underwriter or broker-dealer for the sale of shares covered by this prospectus, we will update this prospectus, to disclose the name of each such selling stockholder and of the participating underwriter or broker-dealer and the material terms of any such agreement or arrangement.

                                  LEGAL MATTERS

Tressler, Soderstrom, Maloney & Priess is passing upon the validity of the shares of common stock and the warrants constituting the units offered by the prospectus and the shares of common stock underlying the warrants. As of the date of this prospectus, the firm and certain members of the firm owned a total of 237,500 shares of our common stock.

                                     EXPERTS

The financial statements appearing in this prospectus and Registration Statement have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent accountants, to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of our common stock and warrants constituting the units and the shares of common stock underlying the warrants. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.


You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                              BLUEGATE CORPORATION

                          INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS:

Report of Independent Certified Public Accountants.........................F-2

Balance Sheets.............................................................F-3

Statements of Operations...................................................F-4

Statements of Stockholders' Equity.........................................F-5

Statements of Cash Flows...................................................F-6

Notes to Financial Statements..............................................F-7

UNAUDITED FINANCIAL STATEMENTS:

Balance Sheets.............................................................F-9

Statements of Operations...................................................F-10

Statements of Cash Flows...................................................F-11

Notes to Financial Statements..............................................F-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Bluegate Corporation


We have audited the accompanying balance sheets of Bluegate Corporation (a development stage company) as of March 1, 2001 and December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the period from January 1, 2001 to March 1, 2001 and for the period from May 2, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bluegate Corporation as of March 1, 2001 and December 31, 2000, and the results of its operations and its cash flows for the period from January 1, 2001 to March 1, 2001 and for the period from May 2, 2000 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 28, 2001

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                  BALANCE SHEETS
                                             MARCH 1, 2001 AND DECEMBER 31, 2000

--------------------------------------------------------------------------------

                                     ASSETS
                                                                                             March 1,       December 31,
                                                                                              2001            2000
                                                                                            --------        -----------
ASSETS

    Cash                                                                                    $ 15,000         $      -
                                                                                            --------         --------

               TOTAL ASSETS                                                                 $ 15,000         $      -
                                                                                            ========         ========


                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Due to stockholder                                                                      $    573         $    573
                                                                                            --------         --------

        Total current liabilities                                                                573              573
                                                                                            --------         --------

STOCKHOLDERS' EQUITY
    Preferred stock, $0.0001 par value
        5,000,000 shares authorized
        no and no shares issued and outstanding                                            $       -         $      -
    Common stock, $0.0001 par value
        50,000,000 shares authorized
        300,000 and no shares issued and outstanding                                              30                -
    Additional paid-in capital                                                                14,970                -
    Deficit accumulated during the development stage                                            (573)            (573)
                                                                                            --------         --------

           Total stockholders' equity                                                         14,427             (573)
                                                                                            --------         --------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $ 15,000         $      -
                                                                                            ========         ========

    The accompanying notes are an integral part of these financial statements

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENTS OF OPERATIONS
                                          FOR THE PERIOD FROM JANUARY 1, 2001 TO
                                  MARCH 1, 2001, FOR THE PERIOD FROM MAY 2, 2000
                                           (INCEPTION) TO DECEMBER 31, 2000, AND
                    FOR THE PERIOD FROM MAY 2, 2000 (INCEPTION) TO MARCH 1, 2001

--------------------------------------------------------------------------------

                                                        For the        For the          For the
                                                      Period from    Period from      Period from
                                                       January 1,      May 2, 2000    May 2, 2000
                                                          2001       (Inception) to  (Inception )to
                                                      to March 1,    December 31,       March 1,
                                                         2001            2000             2001
                                                     ------------    --------------  --------------
OPERATING EXPENSES                                     $      -       $     573        $     573
                                                       --------       ---------        ---------
NET LOSS                                               $      -       $    (573)       $    (573)
                                                       ========       =========        =========

BASIC AND DILUTED LOSS PER COMMON SHARE                $      -       $       -        $       -
                                                       ========       =========        =========

WEIGHTED-AVERAGE COMMON SHARES
  OUTSTANDING                                           300,000               -          300,000
                                                       ========       =========        =========

   The accompanying notes are an integral part of these financial statements.

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                              STATEMENTS OF STOCKHOLDERS' EQUITY
                    FOR THE PERIOD FROM MAY 2, 2000 (INCEPTION) TO MARCH 1, 2001

--------------------------------------------------------------------------------

                                  Common Stock         Additional
                            ---------------------        Paid-In      Accumulated
                             Shares       Amount         Capital        Deficit        Total
                            -------      --------      ----------     ------------    --------
BALANCE, MAY 2, 2000
  (INCEPTION)                      -       $      -     $       -      $      -       $     -

NET LOSS                                                                   (573)          (573)
                             -------       --------      --------      --------       --------

BALANCE, DECEMBER
  31, 2000                         -              -             -          (573)          (573)

SALE OF COMMON
  STOCK                      300,000             30        14,970                       15,000

NET LOSS                                                                      -              -
                             -------       --------      --------      --------       --------
BALANCE, MARCH 1, 2001       300,000       $     30      $ 14,970      $   (573)      $ 14,427
                             =======       ========      ========      ========       ========


   The accompanying notes are an integral part of these financial statements.

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                                         FOR THE PERIOD FROM JANUARY 1, 2001 TO
                                  MARCH 1, 2001, FOR THE PERIOD FROM MAY 2, 2000
                                           (INCEPTION) TO DECEMBER 31, 2000, AND
                    FOR THE PERIOD FROM MAY 2, 2000 (INCEPTION) TO MARCH 1, 2001

--------------------------------------------------------------------------------

                                                        For the        For the          For the
                                                      Period from    Period from      Period from
                                                       January 1,    May 2, 2000    May 2, 2000
                                                          2001     (Inception) to  (Inception )to
                                                      to March 1,    December 31,       March 1,
                                                         2001           2000             2001
                                                     ------------  -------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $       -      $   (573)         $   (573)

    Net cash used in operating activities                    -          (573)             (573)

CASH FLOWS FROM FINANCING ACTIVITIES
  Cash received for common stock                        15,000             -            15,000
  Due to stockholder                                         -           573               573
                                                      --------      --------          --------

    Net cash provided by financing activities           15,000           573            15,573
                                                      --------      --------          --------

      Net increase in cash                              15,000             -            15,000

CASH, BEGINNING OF PERIOD                                    -             -                 -
                                                      --------      --------          --------

CASH, END OF PERIOD                                   $ 15,000      $      -          $ 15,000
                                                      ========      ========          ========


   The accompanying notes are an integral part of these financial statements.

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                   MARCH 1, 2001

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Organization and Line of Business
        Bluegate Corporation (the "Company") was incorporated on May 2, 2000 in the State of Delaware. The Company is in the development stage, and its intent is to operate as a capital market access corporation and to acquire one or more existing businesses through merger or acquisition. The Company is a development stage company and has not had any significant business activity to date.

        Start-Up Costs
        Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

        Income Taxes
        The Company uses the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. Because the Company is in the development stage and has incurred a loss from operations, no benefit is realized for the tax effect of the net operating loss carryforward due to the uncertainty of its realization.


NOTE 2 - RESTRICTED STOCK

        At March 1, 2001, the Company had 300,000 shares of outstanding common stock that are restricted securities pursuant to the Securities and Exchange Commission's Rule 144, which significantly limits the timing and procedures of selling such stock.


NOTE 3 - RELATED PARTY TRANSACTION

        The Company owed $573 at both March 1, 2001 and December 31, 2000 to a stockholder of the Company for operating expenses paid by the stockholder on the Company's behalf.


    The accompanying notes are an integral part of these financial statements

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                   MARCH 1, 2001

--------------------------------------------------------------------------------


NOTE 4 - SUBSEQUENT EVENT

        Subsequent to March 1, 2001, the Company plans to offer 200,000 units at $0.50 per unit. Each unit will consist of one share of common stock, one Class A warrant entitling the holder to purchase one share of common stock at a price of $1 per share, and one Class B warrant entitling the holder to purchase one share of common stock at a price of $1.50 per share. The warrants will be exercisable within two years from the date of the prospectus and are subject to redemption at any time for $0.001 per warrant, subject to terms as defined in the warrant agreement.



    The accompanying notes are an integral part of these financial statements

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                  BALANCE SHEETS
                                 DECEMBER 31, 2000 AND JUNE 30, 2001 (UNAUDITED)

--------------------------------------------------------------------------------

                                     ASSETS

                                                                       June 30,    December 31,
                                                                         2001         2000
                                                                      -----------  ------------
                                                                      (unaudited)

ASSETS
     Cash                                                              $  7,564       $  --

                  TOTAL ASSETS                                         $  7,564       $  --
                                                                       ========       =====


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
     Due to stockholder                                                $    573       $ 573
                                                                       --------       -----

         Total current liabilities                                          573         573
                                                                       --------       -----

STOCKHOLDERS' EQUITY (DEFICIT)
     Preferred stock, $0.0001 par value
         5,000,000 shares authorized
         no (unaudited) and no shares issued and outstanding                             --
     Common stock, $0.0001 par value
         50,000,000 shares authorized
         300,000 (unaudited) and no shares issued and outstanding            30          --
     Additional paid-in capital                                          14,970          --
     Deficit accumulated during the development stage                    (8,009)       (573)
                                                                       --------       -----

              Total stockholders' equity (deficit)                        6,991        (573)
                                                                       --------       -----

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                      (DEFICIT)                                        $  7,564       $  --
                                                                       ========       =====


  The accompanying notes are an integral part of these financial statements.

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENTS OF OPERATIONS
                             FOR THE SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED),

                                     FOR THE PERIOD FROM MAY 2, 2000 (INCEPTION)
                                               TO JUNE 30, 2000 (UNAUDITED), AND
                                     FOR THE PERIOD FROM MAY 2, 2000 (INCEPTION)
                                                    TO JUNE 30, 2001 (UNAUDITED)

--------------------------------------------------------------------------------

                                                                      For the          For the
                                                       For the      Period from      Period from
                                                      Six Months    May 2, 2000      May 2, 2000
                                                        Ended      to (Inception)   to (Inception)
                                                       June 30,       June 30,         June 30,
                                                         2001           2000             2001
                                                       --------    --------------   --------------
                                                      (unaudited)    (unaudited)     (unaudited)

OPERATING EXPENSES                                     $  7,436         $ 573          $  8,009
                                                       --------         -----          --------

NET LOSS                                               $ (7,436)        $(573)         $ (8,009)
                                                       ========         =====          ========

BASIC AND DILUTED LOSS PER COMMON SHARE                $  (0.03)        $  --          $  (0.03)
                                                       ========         =====          ========

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING              300,000            --           300,000
                                                       ========         =====          ========


   The accompanying notes are an integral part of these financial statements.

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                             FOR THE SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED),

                                     FOR THE PERIOD FROM MAY 2, 2000 (INCEPTION)
                                               TO JUNE 30, 2000 (UNAUDITED), AND
                                     FOR THE PERIOD FROM MAY 2, 2000 (INCEPTION)
                                                    TO JUNE 30, 2001 (UNAUDITED)

--------------------------------------------------------------------------------

                                                                         For the          For the
                                                        For the        Period from      Period from
                                                      Six Months       May 2, 2000      May 2, 2000
                                                         Ended        to (Inception)   to (Inception)
                                                        June 30,        June 30,         June 30,
                                                          2001             2000             2001
                                                      ----------      --------------   --------------
                                                       (unaudited)     (unaudited)      (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                           $ (7,436)        $(573)          $ (8,009)
                                                        --------         -----           --------

         Net cash used in operating activities            (7,436)         (573)            (8,009)
                                                        --------         -----           --------

CASH FLOWS FROM FINANCING ACTIVITIES
     Cash received for common stock                       15,000            --             15,000
     Due to stockholder                                       --           573                573
                                                        --------         -----           --------

         Net cash provided by financing activities        15,000           573             15,573
                                                        --------         -----           --------

              Net increase in cash                         7,564            --              7,564

CASH, BEGINNING OF PERIOD                                     --            --                 --
                                                        --------         -----           --------

CASH, END OF PERIOD                                     $  7,564         $  --           $  7,564
                                                        ========         =====           ========

   The accompanying notes are an integral part of these financial statements.

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                             FOR THE SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED),

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Line of Business

     Bluegate Corporation (the "Company") was incorporated on May 2, 2000 in the State of Delaware. The Company is in the development stage, and its intent is to operate as a capital market access corporation and to acquire one or more existing businesses through merger or acquisition. The Company is a development stage company and has not had any significant business activity to date.

     Start-Up Costs

     Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

     Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. Because the Company is in the development stage and has incurred a loss from operations, no benefit is realized for the tax effect of the net operating loss carryforward due to the uncertainty of its realization.

     Loss per Share

     The Company utilizes Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic loss per share is computed by dividing the loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2000 and June 30, 2001, the Company did not have any dilutive securities outstanding.

     Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                                            BLUEGATE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                        STATEMENTS OF CASH FLOWS
                             FOR THE SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED),

--------------------------------------------------------------------------------


NOTE 2 - STOCKHOLDERS' EQUITY

     At June 30, 2001, the Company had 300,000 shares (unaudited) of outstanding common stock that are restricted securities pursuant to the Securities and Exchange Commission's Rule 144, which significantly limits the timing and procedures of selling such stock.

     Subsequent to June 30, 2001, the Company plans to offer 200,000 units (unaudited) at $0.50 (unaudited) per unit. Each unit will consist of one share of common stock, one Class A warrant entitling the holder to purchase one share of common stock at a price of $1 (unaudited) per share, and one Class B warrant entitling the holder to purchase one share of common stock at a price of $1.50 (unaudited) per share. The warrants will be exercisable within two years from the date of the prospectus and are subject to redemption at any time for $0.001 (unaudited) per warrant, subject to terms as defined in the warrant agreement.


NOTE 3 - RELATED PARTY TRANSACTION

     The Company owed $573 (unaudited) and $573 at June 30, 2001 and December 31, 2000, respectively, to a stockholder of the Company for operating expenses paid by the stockholder on the Company's behalf.

     The Company utilizes office space of a law firm of which the Company's President is a member. The Company does not pay any rent for such office space. The law firm also provided certain administrative services at no charge to the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Under Section 145 of the General Corporate Law of the State of Delaware, Bluegate Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Bluegate Corporation's certificate of incorporation (Exhibit 3.1 hereto) and bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and officers to the fullest extent permissible under Delaware law.

Bluegate Corporation's certificate of incorporation (Exhibit 3.2 hereto) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Bluegate Corporation and its shareholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Bluegate Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

Item 25. Expenses of Issuance and Distribution

The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

         Registration fee                          $  187.50
         Legal fees and expenses                    5,000.00
         Accounting fees and expenses               2,500.00
         Printing and related expenses              4,500.00
         Blue Sky filing fees                         950.00
         Miscellaneous                                862.50
                                                   ---------

         TOTAL                                     $  14,000
                                                   =========

Item 26. Recent Sales of Unregistered Securities

The registrant issued 300,000 shares of common stock in February, 2001 to the persons and in the amounts set forth below, for cash consideration of $.05 per share for an aggregate investment of $15,000.

Name                                             Number of Shares
----                                             ----------------

Rowland W. Day, II                                    106,250
Tressler, Soderstrom, Maloney & Priess                 75,000
Caldwell R. Campbell                                   56,250
Calvin Fox                                             50,000
Georgette Mathers                                       6,250
Gayle Rose                                              6,250
                                                      -------
                                                      300,000
                                                      =======

The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving any public offering. All of the shares were issued directly by the Company, no underwriters were involved and no commissions or fees were paid.

The purchasers represented in writing that they acquired the shares for their own accounts. Each investor was either an accredited investor or had sufficient knowledge or experience in financial or business matters that such investor was capable of evaluating the merits and risks of the investment. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.


EXHIBITS

Item 27.

3.1   Certificate of Incorporation of Bluegate Corporation*

3.2   By-Laws of Bluegate Corporation*


4.1   Specimen Certificate of Common Stock*

4.2   Specimen Class A Redeemable Common Stock Purchase Warrant*

4.3   Specimen Class B Redeemable Common Stock Purchase Warrant*

4.4   Warrant Agreement (Form)*

4.5   Escrow Agreement*

4.6   Subscription Agreement (Form)*

5.1   Opinion of Tressler, Soderstrom, Maloney & Priess*


23.1  Consent of Singer Lewak Greenbaum & Goldstein LLP


23.2  Consent of Tressler, Soderstrom, Maloney & Priess, included in
      Exhibit 5.1*


--------------------

*    Previously filed

Item 28.

UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority in that Section.

The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (the "Registration Statement"):

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on September 13, 2001.


                                            BLUEGATE CORPORATION


                                            By: /s/ Rowland W. Day II
                                                --------------------------------
                                                    Rowland W. Day II, President

Each person whose signature to this Registration Statement appears below hereby appoints Rowland W. Day II as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Rowland W. Day II                                 Dated: September 13, 2001
--------------------------------------
President, Chief Financial Officer and Director
(Principal Executive Officer and
Principal Financial Officer)


/s/ Calvin Fox                                        Dated: September 13, 2001
--------------------------------------
Director

                                  EXHIBIT INDEX


Exhibit
Number                              Description
-------                             -----------

   3.1      Certificate of Incorporation of Bluegate Corporation*

   3.2      Bylaws of Bluegate Corporation*


   4.1      Specimen Certificate of Common Stock*

   4.2      Specimen Class A Redeemable Common Stock Purchase Warrant*

   4.3      Specimen Class B Redeemable Common Stock Purchase Warrant*

   4.4      Warrant Agreement (Form)*

   4.5      Escrow Agreement*

   4.6      Subscription Agreement (Form)*

   5.1      Opinion of Tressler, Soderstrom, Maloney & Priess*


  23.1      Consent of Singer Lewak Greenbaum & Goldstein LLP


  23.2      Consent of Tressler, Soderstrom, Maloney & Priess, included in
            Exhibit 5.1*


----------------

*    Previously filed